UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 3

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2013

SOLAR ENERGY INITIATIVES, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-148155	20-5241121
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	IRS Employer Identification Number)

5005 Elbow Drive, Suite 207

Calgary, Alberta, Canada T2S2T6

 (Address of principal executive offices)

 (403) 287-8803

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

Effective June 28, 2013, majority voting control of the Company was to be acquired by Novation Holdings, Inc. (OTCQB:NOHO) in exchange for the assignment of an acquisition agreement to acquire the assets of Martinez & Cayanan, LLC, the former operator of a local-themed, entertainment focused, bar and restaurant in Temecula California.  The acquisition was to be in exchange for a combination of SNRY common stock and a convertible preferred stock with voting power equal to 51 percent of all voting stock of SNRY to be issued to NOHO.  A copy of the asset acquisition agreement is filed with this report as Exhibit 4.2.  Subsequently, the acquisition transaction with Novation Holdings was rescinded and the Company acquired the operating assets directly from the landlord of the facility in a settlement Agreement in June, 2013.

Although originally announced in April, 2013, the final closing and transfer of the restaurant assets could not be completed under the acquisition agreement assigned to the Company by NOHO until certain open issues with the restaurant’s landlord were resolved, and the stock consideration to be paid under the acquisition agreement by NOHO, was never issued.  Instead, the asset acquisition occurred through a settlement agreement which was completed in June, 2013 between and among the landlord; Martinez & Cayanan, LLC and Angel Martinez and Georgio Martinez, the members of Martinez & Cayanan, LLC: HB&G Temecula, Inc. and the Company.  A copy of the Settlement Agreement is filed with this report as Exhibit 4.8. Under the settlement agreement, the Company assumed responsibility for $160,000 in an outstanding promissory note issued in February, 2012 to the landlord of the Temecula operation by Martinez & Cayanan, LLC and Angel Martinez and Georgio Martinez, the members of Martinez & Cayanan, LLC for leasehold improvements, and issued a new note in the amount of $70,000 for unpaid rent for the Temecula location.  The original $160,000 note was restated as three separate convertible notes in the amounts of $50,000, $60,000 and $50,000, due July 5, 2013, July 5, 2013 and September 20, 2013, respectively.  Copies of the new notes are filed with this Report as Exhibits 4.3, 4.4, and 4.5. As of the date of this Amended Current Report, the first two notes, totaling $110,000 have been paid but the remaining two notes have not been paid, and one is now in default..

The subsidiary company, HB&G Temecula, Inc., re-opened House Bar & Grill in Temecula, California in late June, 2013, and planned to open multiple operating units nationwide, and possibly in Canada, either as corporate stores or as franchises to accelerate growth. However, subsequent discovery of unreported liabilities from the prior operation by Martinez & Cayanan, LLC, including unpaid sales taxes, made it impossible to transfer the liquor license and other permits to the new operating subsidiary; Angel Martinez and Georgio Martinez, as the sole officers of HB&G Temecula, Inc., were unable to operate the restaurant profitably; and it was discovered that there were other previously undisclosed members of Martinez & Cayanan, LLC who asserted claims against the former company, its managers and its operations.  In October, 2013, the Company and its operating subsidiary, HBG&G Temecula, Inc. transferred the assets and operations of the restaurant back to the landlord and no longer have any interest in the restaurant or its assets.

The acquisition was intended to allow the Company to continue its business plan of identifying growing, profitable businesses which could be acquired and operated in addition to the existing solar energy business, which had experienced difficult conditions due to the economy, over-supply and reduction of various government subsidies.  While the Company intended to continue its solar business, including a previously announced agreement to provide solar energy to medical marijuana collectives in California on a cost plus basis, acquiring this restaurant development and management business was expected to provide the Company with a separate revenue source to help support our overall operating costs and to generate profits.  The restaurant operation of HB&G Temecula, Inc. has been closed as of October, 2013 due to lack of funds, and the solar energy agreements also have expired.

As of the date of this amended report, the Company has no current operations, has abandoned its efforts to continue in the solar energy business due to lack of available funds, and has terminated the restaurant business.  Accordingly, the Company should be considered a shell company, as defined in Rule 12b-2 of the Exchange Act and will amend its Form 10-Q for the quarter ended April 30, 2013 to reflect this status.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant

As part of the acquisition of the restaurant operation through the settlement agreement with the landlord, the Company assumed responsibility for $160,000 in an outstanding promissory note issued in February, 2012 to the landlord of the Temecula operation for leasehold improvements and issued a new note in the amount of $70,000 for unpaid rent for the Temecula location.  The original $160,000 note was restated as three separate convertible notes in the amounts of $50,000, $60,000 and $50,000, due July 5, 2013, July 5, 2013 and September 20, 2013, respectively.  Copies of the new notes are filed with this Report as Exhibits 4.2, 4.3, and 4.4.

One of the new notes, due on July 5, 2013 in the amount of $60,000, was paid on July 2, 2013 by sale and restatement of the note to LG Capital, Inc.  As part of that transaction, LG Capital, Inc. paid the landlord directly and the Company issued a new note dated July 1, 2012 for $60,000 due April 1, 2014 and convertible at 50 percent of the three lowest trading prices during the 10-day trading period before the notice of a conversion.  A copy of the restated note issued to LG Capital is filed as Exhibit 4.7 to this Current Report. There was no prior relationship between the Company and LG Capital, and the Company is not aware of any such prior relationship between LG Capital and NOHO or Martinez & Cayanan, LLC.

Section 3 – Securities and Trading Markets

Item 3.02  Unregistered Sales of Equity Securities

On June 28, 2013, the Company issued four convertible promissory notes, in the amounts of $50,000, $60,000, $50,000 and $70,000, as part of the acquisition consideration for HB&G, Inc.  The notes were issued without registration as exempt under Section 4(2) of the Securities Act of 1933, and copies of the notes are filed with this Current Report as Exhibits 4.3, 4.4, 4.5, and 4.6.  The issuance of the 4 notes was the sole consideration for the acquisition of the operating assets of the restaurant business from Martinez & Cayanan, LLC and the landlord.

Section 5 – Corporate Governance and Management

Item 5.01  Changes in Control of Registrant

On June 28, 2013, the Company agreed to issue 3,000,000 common shares and 1,000,000 Series A Convertible Preferred Shares to Novation Holdings, Inc. as part of the consideration for the acquisition of the contract to acquire the assets of Martinez & Cayanan, LLC..  The shares to be issued to Novation Holdings, Inc. were to be issued without registration as exempt under Section 4(2) of the Securities Act of 1933.  As a result of the issuance of the shares, Novation Holdings, Inc. would acquire voting control of the Company.  Michael Gelmon, CEO of the Company, also serves as CEO of Novation Holdings, Inc.  No independent valuation of the assets to be acquired. was conducted as part of the proposed acquisition. On October 15, 2013, the proposed acquisition was rescinded and NOHO was never issued the common and preferred stock to be acquired in the transaction, and is not affiliated with the Company.

Item 5.06.  Change in Shell Company Status.

Registrant has indicated in its recent periodic filings with the Commission (Form 10-Q for the quarter ended April 30, 2013, filed on June 13, 2013) that it was not a shell company, and that it remained a development stage company engaged in the solar energy installation and sale business, as well as the restaurant business it was then entering. The Company is now delinquent on its subsequent periodic filings. Unfortunately, the difficulty and challenges in the solar energy market, due to foreign competition for solar panels, the economy generally and the reduction in available incentives to solar installations, postponed the planned development and expansion of the solar business and the Company has now abandoned that business for lack of capital, including the undertakings to establish solar operations at certain medical marijuana collectives in California.  While Registrant did not believe that it was a shell company when it filed the Form 10-Q report for the quarter ended April 30, 2013 on June 13, 2013 based on the agreements to provide solar energy services to medical marijuana collectives in California, the termination of the solar business and the closing of the restaurant operation as of October, 2013, have resulted in the

Company being a shell company, as defined in Rule 12b-2 of the Exchange Act.  The Company is amending the Form 10-Q for the quarter ended April 30, 2013 to reflect this status.

Item 5.07 Submission of Matters to a Vote of Security Holders

On July 1, 2013, the Board of Directors of the Company approved an amendment to the Articles of Incorporation to increase the number of authorized shares of stock to 1,500,000,000 shares of common stock and 10,000,000 shares of preferred stock.  The amendment was filed with the Delaware Secretary of State and was effective August 8, 2013.  A subsequent Schedule 14C filing dated October 8, 2013 to further increase the authorized common stock has since been rescinded.

Section 9 – Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits

(a)

Financial Statements of Businesses Acquired.

The acquisition transaction under which the Company acquired the assets of the House Bar & Grill, was as an asset acquisition for both financial and income tax reporting purposes, because the operating assets of the restaurant company were acquired through a newly formed Florida corporation, HB&G Temecula, Inc., pursuant to a settlement agreement with the landlord in late June, 2013.  There are no financial records for the period prior to the date of the acquisition, and all operations commenced on June 20, 2013.  The restaurant formerly operated by Martinez & Cayanan, LLC at the same location had been closed in April or May, 2013 by the landlord’s seizure of the operating assets, and was re-opened, with the assets acquired from the landlord, on June 20, 2013.  The restaurant has been closed in October 2013 and the assets have been returned to the landlord.

 (b)

Pro forma financial information.

(c)

Shell company transactions.

Not applicable, but see Item 5.06 above.

(d)

Exhibits.

Number	Description
4.1	Statement of Rights and Preferences for Series A Convertible Preferred Stock*
4.2	Acquisition Agreement between Solar Energy Initiatives and Novation Holdings
4.3	Convertible Promissory Note dated June 20, 2013 in the original principal amount of $50,000, due July 5, 2013*
4.4	Convertible Promissory Note dated June 20, 2013 in the original principal amount of $60,000, due July 5, 2013*
4.5	Convertible Promissory Note dated June 20, 2013 in the original principal amount of $50,000, due September 20, 2013*
4.6	Convertible Promissory Note dated June 20, 2013 in the original principal amount of $70,000, due February 20, 2014*
4.7	Convertible Promissory Note dated July1, 2013 in the original principal amount of $60,000, due April 1, 2014*
4.8	Settlement Agreement with Landlord**

*	Incorporated by reference to the exhibits filed with Form 8-K Current Report filed on July 2, 2013.
**	Incorporated by reference to the exhibits filed with Form 8-K/A Current Report filed on December 5, 2013.

In reviewing the agreements included (or incorporated by reference) as exhibits to this Current Report on Form 8-K, please note that the agreements are included only to provide information regarding their terms and are not intended to provide any other factual or disclosure information about us or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the parties to the applicable agreement and:

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should not be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

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 have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

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 may apply standards of materiality in a way that is different from what may be viewed as material to sellers; and

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 were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about us may be found in our public filings, which are available without charge through the SEC's website at http://www.sec.gov.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAR ENERGY INITIATIVES, INC.

Date: January 8, 2014	/s/ Michael Gelmon
Michael Gelmon
Chief Executive Officer

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